UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Ulrich Dopfer’s Employment Agreement and Effectiveness of Christoph Glingener’s Employment Agreement Amendment

On May 26, 2023, ADVA entered into an amendment (the “Dopfer Amendment”) to its employment agreement, dated January 28, 2015, as previously amended (the “Employment Agreement”), with Mr. Ulrich Dopfer, the Company’s Chief Financial Officer and a member of the management board of ADVA. The Dopfer Amendment extends the term of the Employment Agreement through December 31, 2024. It further provides that Mr. Dopfer will receive an annual base salary (“Base Salary”) of $410,000 commencing May 1, 2023. In addition, Exhibit 1 to the Dopfer Amendment provides that Mr. Dopfer will be eligible to receive an annual incentive cash bonus tied to quarterly revenue and adjusted earnings before interest and taxes (“Adjusted EBIT”) targets set by the Company on a quarterly basis, a one-time integration bonus tied to certain synergy savings targets and related individual goals, and a combination of time-based restricted stock units and performance stock units (with the performance objectives of such performance stock units to be based on the Company’s relative total shareholder return and Adjusted EBIT over three-year performance periods). Mr. Dopfer’s total annual remuneration is capped at €2,800,000.

The Dopfer Amendment was executed following ADVA’s general meeting of shareholders held on May 24, 2023. At such meeting, ADVA’s shareholders approved an adjustment to its management board compensation system as a result of the Domination and Profit and Loss Transfer Agreement between the Company and ADVA. As a result of the shareholders’ approval of the management board compensation system, the seventeenth amendment to ADVA’s employment agreement with Mr. Glingener (previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on April 3, 2023) (the “Glingener Amendment”) also became effective. Exhibit 1 to the Glingener Amendment, a copy of which is filed as Exhibit 10.3 to this Form 8-K, sets forth the approved remuneration arrangements, which are consistent with the types of incentive awards that Mr. Dopfer is eligible to receive, as described above. Mr. Glingener’s total annual remuneration is capped at €2,900,000.

The foregoing description of the Dopfer Amendment and the Glingener Amendment, including the exhibits to each such amendment, is not complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibit 10.1 through 10.3 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1*	Eighth Amendment, dated May 26, 2023, including Exhibit 1 thereto, to the Employment Agreement by and between ADVA Optical Networking SE and Ulrich Dopfer

10.2	Seventeenth Amendment, dated March 28, 2023, to the Employment Agreement by and between ADVA Optical Networking SE and Christoph Glingener (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed April 3, 2023)

10.3*	Exhibit 1 to the Seventeenth Amendment, dated March 28, 2023 and executed May 31, 2023, to the Employment Agreement by and between ADVA Optical Networking SE and Christoph Glingener

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*

Certain identified information has been excluded from these exhibits because it is not material and is the type of information that the Company customarily and actually treats as private and confidential. Redacted information is indicated by [***].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2023	ADTRAN Holdings, Inc.

	By:	/s/ Ulrich Dopfer
Ulrich Dopfer
Chief Financial Officer